UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

Adino Energy Corporation
(Exact Name of Registrant as Specified in Charter)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Adino Energy Corporation (referred to in this Current Report on Form 8-K as “we” or the “Company”) desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This report contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, future results and events and financial performance. All statements made in this report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to future cash flows, revenues, profitability, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements. In particular, the words “believe,” “expect,” “intend,” “ anticipate,” “estimate,” “may,” “will,” and variations of such words and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that a statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by the forward-looking statements contained herein. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, the forward-looking statements contained herein. Factors that could cause or contribute to such differences include, but are not limited to, communications to shareholders issued by us from time to time, which attempt to advise interested parties of the risks and factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 3, 2011, Adino Energy Corporation (“Adino” or the “Company”) purchased all unencumbered assets of AOS 1A, LP and AOS 1-B, LP, limited partnerships managed by Ashton Oilfield Services, Inc. The assets purchased include those set forth in Exhibit A to the Asset Purchase Agreement. The consideration for this purchase was 100,000 shares of Adino's Class "B" Preferred Stock Series 1 (the "Preferred Stock"), as follows: 95,534 shares to AOS 1A, and 4,466 shares to AOS 1-B.  The Preferred Stock shall be convertible into common shares at AOS 1A or AOS 1-B's option at any time after six months, provided that (a) no conversion may be made during the first six months, (b) after the first six months, only 25% of the Preferred Stock may be converted to common stock, and (c) each month thereafter, only up to 12.5% of the Preferred Stock may be converted to common stock. The Preferred Stock shall have other terms as determined by Adino's Board of Directors. The number of shares of Preferred Stock was chosen to conform to the agreed upon value of $1,500,000 for the assets.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2011 Adino amended its articles of incorporation in order to change the designation of its Class B Preferred Stock Series 1. The amendment to the articles of incorporation is as follows:

a.           The number of authorized shares of Class B Preferred Stock Series 1 is 666,680 shares with a par value of $0.001 per share.

b.          Beginning on the date that is six (6) months from the date of issuance of the Class B Preferred Stock Series 1, any holder of Class B Preferred Stock Series 1 may convert up to 25% of such stockholder’s initial holdings (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) of Class B Preferred Stock Series 1 into fully paid and non assessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Every month thereafter, any holder of Class B Preferred Stock Series 1 may convert up to 12.5% of such stockholder’s initial holdings of Class B Preferred Stock Series 1 (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) into fully paid and non assessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1.

c.           Conversion of Class B Preferred Stock Series 1 may be effected by giving to the Secretary of the Company written notice of conversion, accompanied by the surrender of the certificate(s) of the stock to be converted, duly endorsed, along with any other information or documents reasonably requested by the Secretary to effect the conversion.

d.           The shares of Class B Preferred Stock Series 1 shall not have any voting rights.

e.           The preferential amount payable with respect to shares of Class B Preferred Stock Series 1 in the event of voluntary or involuntary liquidation, dissolution, or winding up shall be an amount equal to $15.00 per share.

Item 8.01 Other Events

On or about October 12, 2011 Adino Energy Corporation signed a letter of intent to purchase all of the assets of Ashton Oilfield Services, AOS 1A, and AOS 1-B . The purchase price is $6,000,000 payable in Adino's preferred stock with a conversion price of $0.15 per share of Adino's common stock. The parties agreed that  partial closing of the purchase would occur once the sellers received clear title to the assets subject to the agreement.  The Asset Purchase Agreement set out above is the first partial closing.

Item 9.01  Financial Statements and Exhibits

a)  Not applicable

b)  Not applicable

c)  Not applicable

d)  Exhibits

No.	Exhibit
2.1	Asset Purchase Agreement with AOS 1A and AOS 1-B dated November 3, 2011
3	Articles of Amendment of Adino Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 11, 2011

Adino Energy Corporation

By: /s/ Timothy G. Byrd, Sr.
Timothy G. Byrd, Sr.
Chief Executive Officer